CONSENT OF COUNCEL


We hereby consent to the use of our name by the Muhlenkamp Fund, in the Prospectus dated May 1, 1999, as legal counsel.

Date: 4/28/99  Kabala & Geeseman


/S/ Alan Z Lefkowitz

BY: Alan Z Lefkowitz